UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2015

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On April 29, 2015, Comverse, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries (together with Comverse, the “Sellers”) entered into an Asset Purchase Agreement (as it may be amended from time to time, the “Purchase Agreement”) with Amdocs Limited, a Guernsey company (the “Purchaser”). Pursuant to the Purchase Agreement, the Sellers agreed to sell substantially all of the Sellers’ assets required for operating the Company’s converged, prepaid and postpaid billing and active customer management systems for wireless, wireline, cable and multi-play communication service providers (the “BSS Business”) to the Purchaser, and the Purchaser has agreed to assume certain liabilities of the Sellers, in exchange for a cash purchase price of $272 million, subject to various purchase price adjustments (the “Asset Sale”).
Under the terms of the Purchase Agreement, upon the closing of the Asset Sale, $26 million of the purchase price will be deposited into escrow to fund potential indemnification claims and certain adjustments for a period of twelve (12) months following the closing. The Company and Purchaser will also enter into other ancillary transaction documents at closing. The Asset Sale is anticipated to close in the third quarter 2015, subject to the applicable regulatory approvals and other closing conditions. There can be no assurance that the Asset Sale will be completed in the anticipated timeframe, or at all.
The Purchase Agreement contains customary representations and warranties of the parties and covenants of the Sellers. The Purchase Agreement may be terminated prior to the closing of the Asset Sale upon certain events, including by written agreement of the Sellers and Purchaser, or by either the Sellers or Purchaser if the Asset Sale has not closed by August 29, 2015 or if a permanent injunction or other order prohibiting the closing has been issued by a governmental entity.
Pursuant to the Purchase Agreement, the Company has agreed generally, but with some enumerated exceptions, to carry on its BSS Business in the ordinary course during the period from the date of the Purchase Agreement to the completion of the Asset Sale.
In connection with the Purchase Agreement, the Sellers and Purchaser have also entered into a Transition Services Agreement (the “TSA”), which provides for support services between the Sellers and Buyer in connection with the transition of the BSS Business to Purchaser, and for up to 12 months of services following the closing of the Asset Sale. Either party may terminate the TSA if the Purchase Agreement is terminated.
Item 7.01 Regulation FD Disclosure
On April 29, 2015, the Company issued a press release announcing execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.
The information contained in Item 7.01 of this Current Report, including the press release attached as an exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 Financial Statement and Exhibits
(d) Exhibits
99.1 Press Release, dated April 29, 2015.
Forward-Looking Statements
This Current Report includes “forward-looking statements.” Forward-looking statements include statements regarding the parties’ obligations under the Purchase Agreement and TSA, and the anticipated closing of the Asset Sale. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this Current Report. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties relate to (among other factors) the effect of the pendency of the Asset Sale; restructuring initiatives on the Company’s business; risks associated with foreign operations; satisfaction and performance by the parties of the terms and conditions of the Purchase Agreement; economic, industrial and competitive conditions; compliance with applicable laws and regulations; and additional risks described in the sections entitled “Forward-Looking Statements” and Item 1A, “Risk Factors” and elsewhere in the Company's most recent Annual Report on Form 10-K, or in subsequently filed periodic, current or other reports with the U.S. Securities and Exchange Commission. The Company undertakes no commitment to update or revise any forward-looking statements except as required by law.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 29, 2015	COMVERSE, INC. By: /s/ Roy S. Luria Roy S. Luria Senior Vice President, General Counsel and Corporate Secretary